ADDvantage Technologies Telecom Services Company
Awarded $4 Million in Broadband Division Contracts

Carrollton, Texas, September 11, 2023 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that wholly owned subsidiary, Fulton Technologies (“Fulton”) Inc., has secured numerous new Broadband Division contracts and awards, resulting in $4 million of new backlog for the current fiscal year.

Since announcing the expansion of Broadband services provided by Fulton at the end of June, the Company has experienced tremendous activity and interest in its expanded offering. The unique, customer-centric approach, technology platform (FultonFAST), and experience of the management team has led to these awards. Fulton is also executing contracts with some of the largest operators, carriers, and fiber electronics manufacturers in the industry.

“The results the Company has generated over the past couple of months are impressive, validating Fulton’s expertise and the growing demand from customers,” commented Brian Davidson, CRO of ADDvantage Technologies. “The fast-paced nature and urgency the Broadband group has shown to address customer needs and create long-term value is, and continues to be, our mission. The team’s ability to quicky react and aid customers in achieving their build objectives or reaching a critical milestone is extremely important and valuable.”

The future of America depends on universal and reliable connectivity. With the enactment of the federal $1.2 trillion Infrastructure Investment and Jobs Act (IIJA), resources are becoming available to deploy broadband infrastructure to help close the digital divide. The IIJA provides the single largest one-time federal broadband investment in history with over $65 billion in funding. Prior to the IIJA, the Rural Digital Operating Fund (RDOF) was enacted to disburse up to $20.4 billion in two phases over 10 years. The combined commitment of these two national programs will have a positive impact in bringing fixed broadband to millions of homes and businesses across the country.

“The volume of new contracts that the Broadband team has won is encouraging,” commented J D Jones, President of Fulton Technologies. “These new agreements along with an active pipeline will pave the way for Fulton to grow its fiber and fixed wireless offering across the country. What’s most exciting is the positive impact these new networks will provide to rural communities.”

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate website at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

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